Exhibit 99.1
ASSURANCEAMERICA CORPORATION ANNOUNCES RECORD 2006 RESULTS
ATLANTA—(BUSINESS WIRE)—April 4, 2007—Atlanta-based ASSURANCEAMERICA CORPORATION (OTC BB: ASAM), today announced its unaudited financial results for December 2006 and the twelve months ended December 31, 2006.
Revenues for the month of December 2006 increased 2% to $4.0 million, compared to $3.9 million for the same month of 2005. Revenues for the twelve months of 2006 increased 44% to $53.7 million, compared with $37.2 million for the same period of 2005.
Pretax earnings increased 27% for the month of December 2006 to $51,000, compared to $40,000 in December 2005. Current year pretax earnings for the December period include a charge of $122,000 for stock option expense which, by comparison with the prior year, was not recorded. The Company increased pretax earnings 16% for the twelve month period ended December 31, 2006 to $2.7 million, compared with $2.3 million in the same period last year. Current year pretax earnings include a charge of $429,000 for stock option expense which, by comparison with the prior year, was not recorded.
Net income for the month of December increased to $2.6 million, compared with $40,000 in the same period of 2005. In addition to the stock option charges noted above, December 2006 net income includes a tax benefit recorded in the amount of $2.6 million. Net income for the twelve months ended December 31, 2006 increased 103% to $4.7 million, compared with $2.3 million for the same period of 2005. In addition to the full-year stock option charges noted above, net income for the 2006 period includes a tax benefit recorded in the amount of $2.0 million. Net income in 2005 reflected no provision or benefit for income taxes as the Company was able to fully utilize net operating tax loss carry forwards.
Gross Premiums Produced (a non-GAAP financial measure), which includes gross written premium in the Carrier/MGA’s underwriting operations plus premiums for policies sold in the retail Agency subsidiary, decreased 7% from $10.2 million in December 2005 to $9.5 million in December 2006. Gross Premiums Produced increased 31% from $111.6 million for the twelve months ended December 31, 2005 to $146.7 million for the same period of 2006. Gross Premiums Produced is used by management as the primary measure of the underlying growth of the Company’s revenue streams from period to period.
In announcing December’s and full year results, Lawrence (Bud) Stumbaugh, President and CEO of AssuranceAmerica Corporation said, “It was an accomplishment to increase revenues 44% in 2006 over 2005 especially in a year where we took action to improve our underwriting results in our carrier by either increasing our rates or making program enhancements in virtually every state where we write policies. Finding the optimal mix of revenue growth and profitability in the insurance environment is always a delicate balance and we believe we struck the right balance in 2006. As reflected by industry trends and the actions we took to improve our underwriting results, our rate of growth in our Carrier/MGA moderated in the second half of 2006. We believe that the trend has already begun to reverse itself in the first quarter of 2007. Our 2006 16% pretax earnings increase over 2005, or 35% increase before 2006 stock option expense charges, was also quite an accomplishment. We thank our associates, our agents, and our insureds and customers for their continued commitment to the success of our company.
Although 2007 will present its share of challenges, I and each of our associates are looking forward to another year of accomplishments and success.”
We are pleased to enclose excerpts of our audited financial results. A copy of the Company’s 2006 Form 10-KSB, which includes the Company’s audited financial statements, are available for viewing, free of charge, at the SEC website at www.sec.gov. A copy of the Company’s 2006

Exhibit 99.1
Annual Report to Shareholders and a printed copy of the Annual Report of Form 10-KSB will be mailed to all shareholders.
AssuranceAmerica focuses on the non-standard automobile insurance marketplace, primarily in Alabama, Florida, Georgia, Louisiana, South Carolina, and Texas. Its principal operating subsidiaries are TrustWay Insurance Agencies, LLC (“Agency”), which sells personal automobile insurance policies through its 47 retail agencies, AssuranceAmerica Managing General Agency, LLC (“MGA”), and AssuranceAmerica Insurance Company (“Carrier”).
This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, as discussed in the Company’s filings with the U.S. Securities Exchange Commission (SEC). Historical results are not indicative of future performance.

Exhibit 99.1
ASSURANCEAMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$8,185,539	$8,668,827
Short term investments	619,843	120,000
Long term investments	10,446,830	8,419,835
Marketable equity securities	2,055,983	—
Other securities	155,000	155,000
Investment income due and accrued	117,363	81,150
Receivable from insureds	18,707,773	13,821,477
Reinsurance recoverable (including $5,130,845 and $4,213,187 on paid losses)	22,563,990	14,790,099
Prepaid reinsurance premiums	14,012,481	11,211,270
Deferred acquisition costs	800,125	798,539

Property and equipment (net of accumulated depreciation of $2,136,512 and $1,606,200)	2,481,660	1,400,667
Other receivables	585,999	1,674,184
Prepaid expenses	273,733	161,415
Intangibles (net of accumulated amortization of $1,824,334 and $1,398,244)	11,114,882	7,359,850
Security deposits	74,140	75,072
Prepaid income tax	668,677	—
Deferred tax assets	2,506,503	—
Other assets	374,365	378,758

Total assets	$95,744,886	$69,116,143

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$5,039,900	$4,802,223
Unearned premium	20,614,781	16,574,473
Unpaid losses and loss adjustment expenses	24,904,492	15,109,874
Reinsurance payable	16,744,406	10,238,081
Provisional commission reserve	2,319,540	1,704,379
Debt, related party	5,797,122	5,568,535
Junior subordinated debentures payable	4,961,852	4,955,185
Capital lease obligations	265,670	220,155

Total liabilities	80,647,763	59,172,905

Commitments and contingencies

Stockholders’ equity
Common stock, .01 par value (authorized 120,000,000 and 80,000,000, outstanding 56,072,971 and 51,167,321)	560,730	511,673

Preferred stock, .01 par value (authorized 5,000,000, outstanding 840,000 and 1,266,000; liquidation preference $4,200,000 and $6,330,000)	8,400	12,660
Surplus-paid in	16,426,292	15,678,015
Accumulated deficit	(1,948,711)	(6,259,110)
Accumulated other comprehensive income:
Net unrealized appreciation on investment securities, net of taxes	50,412	—

Total stockholders’ equity	15,097,123	9,943,238

Total liabilities and stockholders’ equity	$95,744,886	$69,116,143

Exhibit 99.1
ASSURANCEAMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31,	2006	2005
Revenue:
Gross premiums written	$69,108,965	$50,519,371
Ceded premiums written	(47,016,892)	(34,300,556)

Net premiums written	22,092,073	16,218,815
Increase in unearned premiums, net of prepaid reinsurance premiums	(1,239,097)	(2,821,844)

Net premiums earned	20,852,976	13,396,971
Commission income	22,232,993	16,844,593
Managing general agent fees	9,249,488	5,881,026
Net investment income	727,969	253,765
Net investment gains on securities	24,445	—
Other fee income	634,971	739,129

Total revenue	53,722,842	37,115,484
Expenses:
Losses and loss adjustment expenses	15,318,922	9,255,625
Selling, general, and administrative	33,091,167	24,347,233
Stock option expense	429,351	—
Depreciation and amortization expense	1,030,165	612,160
Interest expense	1,141,368	570,873

Total operating expenses	51,010,973	34,785,891

Income before provision for income tax expense	2,711,869	2,329,593
Income tax provision (benefit)	(2,019,730)	—

Net income	4,731,599	2,329,593
Dividends on preferred stock	421,200	506,400

Net income attributable to common stockholders	$4,310,399	$1,823,193

Earnings per common share
Basic	0.080	0.036
Diluted	0.075	0.036
Weighted average shares outstanding-basic	53,609,956	50,247,505
Weighted average shares outstanding-diluted	63,480,814	64,038,643

Exhibit 99.1
ASSURANCEAMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2006 and 2005
	2006	2005
Cash flows from operating activities:

Net income	$4,731,599	$2,329,593
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of agency acquisitions:
Depreciation and amortization	1,036,832	612,345
Stock-based compensation	429,351	—
Loss on disposal of property and equipment	18,602	47,453
Deferred tax assets	(2,183,791)	—
Changes in assets and liabilities, net of effect of agency acquisitions:
Receivables	(3,367,517)	(10,048,361)
Prepaid expenses and other assets	(77,439)	(473,827)
Unearned premiums	4,040,308	8,741,284
Unpaid loss and loss adjustment expenses	9,794,618	4,454,249
Ceded reinsurance payable	6,506,325	5,301,148
Reinsurance recoverable	(7,773,891)	(4,246,324)
Prepaid reinsurance premiums	(2,801,211)	(5,919,440)
Accounts payable and accrued expenses	(2,424,942)	1,897,584
Prepaid income taxes	(668,677)	—
Deferred acquisition costs	(1,586)	(573,697)
Provisional commission reserve	615,161	643,496

Net cash provided by operating activities, net of effect of agency acquisitions	7,873,742	2,765,503

Cash flows from investing activities, net of effect of agency acquisitions:
Purchases of property and equipment, net	(1,490,247)	(675,261)
Purchase of investments and accrued investment income	(4,538,375)	(7,775,443)
Cash paid for acquisition of agencies, net of cash acquired	(361,700)	—

Net cash used by investing activities, net of effect of agency acquisitions	(6,390,322)	(8,450,704)

Cash flows from financing activities, net of effect of agency acquisitions:
Repayments of notes payable	(1,954,746)	(1,807,744)
Proceeds from debentures issuance, net	—	4,955,000
Preferred dividends paid	(421,200)	(506,400)
Proceeds from capital lease obligations	108,739	—
Repayments of capital lease obligations	(63,224)	(45,390)
Stock issued	363,723	4,699,374

Net cash provided by financing activities, net of effect of agency acquisitions	(1,966,708)	7,294,840

Net (decrease) increase in cash and cash equivalents	(483,288)	1,609,639
Cash and cash equivalents, beginning of period	8,668,827	7,059,188

Cash and cash equivalents, end of period	$8,185,539	$8,668,827

Contacts
AssuranceAmerica Corporation, Atlanta
Renee A. Pinczes, 770-952-0200 Ext. 105
Fax: 770-984-0173
rpinczes@assuranceamerica.com